UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

Ramaco Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507
(Address of principal executive offices, including zip code)

(859) 244-7455
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2021, Ramaco Resources, Inc. (the “Company”) completed the previously announced offering of $34,500,000, in the aggregate, of the Company’s 9.00% Senior Notes due 2026 (the “Notes”).

The Notes were sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-257166), which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 8, 2021, and the Company’s Registration Statement on Form S-1MEF (File No. 333-257765), as filed with the Commission on July 8, 2021, which became effective upon filing in accordance with Rule 462(b) under the Securities Act. The Notes were issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of July 13, 2021, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and the Trustee, dated as of July 13, 2021 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).

The public offering price of the Notes was 100.0% of the principal amount (i.e., $34,500,000). The Company received net proceeds after discounts and commissions, but before expenses and payment of the structuring fee, of approximately $33,120,000. The proceeds will be used for general corporate purposes, including funding future acquisitions and investments, making capital expenditures and funding working capital.

The Notes bear interest at the rate of 9.00% per annum. Interest on the Notes is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing July 30, 2021. The Notes will mature on July 30, 2026.

The Company may, at its option, at any time and from time to time, on or after July 30, 2023, redeem the Notes in whole or in part on not less than 10 nor more than 60 days’ prior notice mailed to the holders of the Notes. The Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes. If the Company is redeeming less than all of the Notes, the Trustee will select the Notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

The Indenture also contains customary event of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the Notes to be immediately due and payable.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note. Copies of the Base Indenture, the First Supplemental Indenture and the form of Note are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.2.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On July 13, 2021, the Company issued a press release announcing the completion of the offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee.
4.2	First Supplemental Indenture dated as of July 13, 2021, between Ramaco Resources, Inc. and Wilmington Savings Fund Society, FSB, as trustee.
4.2.1	Form of 9.00% Senior Note due 2026 (included as Exhibit A to 4.2 above).
99.1	Press release issued by Ramaco Resources, Inc., dated July 13, 2021.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2021

Ramaco Resources, Inc.
By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chairman and Chief Executive Officer